UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2026

SHARONAI HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-287287	41-2349750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500,

New York, NY 10151

(Address of principal executive offices, including zip code)

(347) 212-5075

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information contained below in Item 5.02 related to the Separation Agreement (as defined below) and the Consulting Agreement (as defined below) is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained below in Item 5.02 related to the Employment Agreement (as defined below) is hereby incorporated by reference into this Item 1.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2026, Mr. Wolfgang Schubert, a member of the Board of Directors (“the Board”) of SharonAI Holdings Inc. (the “Company”), and the Chief Executive Officer of the Company, resigned as the Company’s Chief Executive Officer and from the Board, and also terminated the Employment Agreement between himself and the Company’s subsidiary, SharonAI Operations LLC (“SharonAI Operations”), dated June 5, 2024, as amended May 10, 2025 (the “Employment Agreement”), all in accordance with a Separation Agreement dated January 22, 2026, entered into between Mr. Schubert and SharonAI Operations (“Separation Agreement”). Pursuant to the Separation Agreement, Mr. Schubert will receive 318,240 restricted stock units. Mr. Schubert will continue with the Company as a consultant pursuant to a Consulting Agreement dated January 22, 2026, entered into between Mr. Schubert and SharonAI Operations (“Consulting Agreement”), pursuant to which Mr. Schubert will receive a one-time grant of $50,000 of restricted stock units and will receive $8,334 per month. Mr. Schubert’s resignation is not the result of any dispute or disagreement with the Company or management and is not a reflection on the Company’s results of operations.

In connection with Mr. Schubert’s resignation as Chief Executive Officer of the Company, on January 22, 2026, the Board appointed James Manning, Non-Executive Chairman, director and greater than 10% stockholder of the Company, as Chief Executive Officer. In connection with Mr. Manning’s appointment as Chief Executive Officer, Mr. Manning entered into a Employment Offer Letter dated January 22, 2026, with the Company’s subsidiary, SharonAI Pty Ltd (the “New Manning Agreement”). Pursuant to the New Manning Agreement, Mr. Manning will receive an annual base salary of AUD$200,000 and will be eligible to participate the Company’s discretionary bonus scheme and in the Company’s discretionary share scheme, as well as superannuation contributions in line with the minimum compulsory contribution rate required to be paid.

James Manning, age 40, has been a Director and the Chairman of the Company since consummation of the Company’s Business Combination among the Company, SharonAI Inc. and Roth CH Acquisition Co., and of SharonAI Inc. since February 15, 2024. After its acquisition by SharonAI Inc., Mr. Manning has also continued to serve as the Chairman of Distributed Storage Solutions Limited ACN 646 979 222, until September 2024, an Australian company that operates HPC/AI and distributed storage operations, a position he started January 2021, before its acquisition by SharonAI Inc. Mr. Manning has over 20 years experience across corporate finance, accounting, business, asset management and operations in both public and private companies. He has spent the last 5 years focused on digital asset infrastructure, with a keen focus on the energy requirements for data center development. Mr. Manning currently serves as Managing Director at Vertua Limited, a listed investment company, a position he has held since June 2014. He was the founder and CEO of Mawson Infrastructure Group Inc. (NASDAQ:MIGI), a digital infrastructure platform developer and operator, until May of 2023. He is also the Chairman of Defender Asset Management Pty Ltd, a diversified asset manager, a position he has held since September 2015.

Mr. Manning has a Master of Business (Finance) and a Masters in Property Development from the University of Technology Sydney, as well a Bachelor of Accounting from Australian Catholic University. He is a Fellow of the Institute of Company Directors (FAICD), and a member of Institute of Public Accountants (IPA).

There are no reportable family relationships or related person transactions involving the Company and Mr. Manning. There is no arrangement or understanding with any person pursuant to which Mr. Manning was appointed as Chief Executive Officer. Mr. Manning is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended, other than an independent contractor-corporate with certain subsidiaries of the Company and Manning Group Pty Ltd ATF MG Office Trust (“Manning Consulting Agreement”). Pursuant to the Manning Consultant Agreement, Mr. Manning, as the key person, provides certain services to the Company and its subsidiaries relating to commercial opportunity development, discovery of future data center sites, future data center acquisition and construction advisory, transaction advisory services and key relationship introduction and development. In consideration for these services, Manning Group Pty Ltd ATF MG Office Trust is entitled to receive an annual remuneration of AUD$334,500 (approximately $211,000 based on a conversion rate of $1.00AUD to $0.63USD), exclusive of Australian goods and services taxes. The Manning Consulting Agreement has an ongoing term that can be terminated by either side upon three (3) months’ notice.

The descriptions of the Separation Agreement, Consulting Agreement and New Manning Agreement are only summaries and are qualified in their entirety by reference to the full text of such document, each of which is filed as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 23, 2026, the Company issued a press release announcing the appointment of James Manning as Chief Executive Officer. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act of 1934, as amended, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement by and between Wolfgang Schubert and SharonAI Operations LLC dated January 22, 2026
10.2	Consulting Agreement by and between Wolfgang Schubert and SharonAI Operations LLC dated January 22, 2026
10.3	Offer Letter Agreement by and between James Manning and SharonAI Pty Ltd dated January 22, 2026
99.1	Press Release dated January 23, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARONAI HOLDINGS, INC.

	By:	/s/ James Manning
	Name:	James Manning
	Title:	Chief Executive Officer

Date: January 23, 2026

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